UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM	8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 26, 2024

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Westwood Place,	Suite 400,	Brentwood,	Tennessee	37027
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code	(615)	221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	BKD	New York Stock Exchange
7.00% Tangible Equity Units	BKDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 26, 2024, Marcus E. Bromley, a member of the Board of Directors (the "Board") of Brookdale Senior Living Inc. (the "Company"), notified the Company that he would not stand for reelection at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). On March 27, 2024, Guy P. Sansone, Non-Executive Chairman of the Board of the Company, also notified the Company that he would not stand for reelection at the 2024 Annual Meeting. Messrs. Sansone and Bromley will continue to serve as directors until their retirements from the Board become effective upon the expiration of their terms at the conclusion of the 2024 Annual Meeting. Their retirements from the Board were not due to any disagreement with the Company, the Board, or the management of the Company on any matter relating to the Company's operations, policies, practices, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	April 1, 2024	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary